Exhibit 99.1

FOR IMMEDIATE RELEASE

Creative Realities Reports Fiscal 2025 Fourth Quarter Results

CDM Integration on Track; Company Poised for Strong Year Ahead

LOUISVILLE, KY – April 14, 2026 – Creative Realities, Inc. (“Creative Realities,” “CRI,” or the “Company”) (NASDAQ: CREX), a leading provider of digital signage, media and AdTech solutions, today announced its financial results for the fiscal fourth quarter ended December 31, 2025.

Highlights:

●

On November 7, 2025, the Company closed on its acquisition of Cineplex Digital Media (“CDM”) for CAD $70.0 million. Final purchase price after adjustments was approximately CAD $60,263 (or approximately USD $42,761). Concurrent with the acquisition CRI added three new members to its Board of Directors.

●	Fourth quarter revenue of $23.9 million versus $11.0 million in the prior-year period.

●	Gross profit of $11.5 million for the three months ended December 31, 2025 versus $4.9 million in the fourth quarter of fiscal 2024.

●	Adjusted EBITDA* of $5.2 million for the fourth quarter of 2025 versus $0.5 million in the prior-year period.

●	Annualized recurring revenue (“ARR”) of approximately $20.1** million at the end of the fourth quarter versus $12.3 million as of September 30, 2025.

●

After the end of the quarter, on February 18, 2026, CRI announced that it had repurchased the warrants (the “Warrants”) to purchase 1,731,499 shares of the Company’s common stock held by Slipstream Communications, LLC (“Slipstream”).

●

The Company also recently announced a partnership with AMC Theatres (“AMC”) and National CineMedia (“NCM”) to significantly expand and modernize AMC Theatres’ in-lobby media footprint across 285 locations nationwide.

“After closing out fiscal 2025, a period of significant transformation and accomplishment, CRI is positioned for even stronger days ahead – bolstered by the acquisition of CDM just a few months ago,” said Rick Mills, Chief Executive Officer. “We expect fiscal 2026 to be our best year ever and anticipate higher top line growth and expanded margins as we leverage the entire organization to achieve improved financial results. With the integration of CDM on track, we are well on our way to driving even greater economies of scale by providing unique value-added services to a broader customer portfolio across North America. In addition, we have already achieved $6.4 million of annualized enterprise-wide cost synergies and remain on schedule to realize $10 million by the end of the year. This is driven by operating efficiencies, margin enhancement strategies, and the application of CRI’s CMS and AdTech platforms. We’re extremely excited by the new opportunities now on our doorstep, which we expect to lead to growth acceleration as the year progresses. With the addition of some very accomplished staff – including Chief Financial Officer Tamra Koshewa, Chief Experience Officer Jackie Walker, and Chief Revenue Officer Dan McAllister – to help lead the Company, we’re in excellent position to execute our vision of becoming the leader in digital media and, in the process, post higher returns for our shareholders in the quarters to come.”

*Adjusted EBITDA is a non-GAAP financial measure. A reconciliation is provided in the tables of this press release.

**Annualized Recurring Revenue is a non-GAAP operating metric

2025 Fourth Quarter Financial Results

Sales were $23.9 million for the fiscal 2025 fourth quarter as compared to $11.0 million in the same period in fiscal 2024, with approximately $13.6 million from CDM. Hardware revenue rose to $6.6 million, versus $3.9 million in the prior-year period, while service revenue increased to $17.3 million from $7.2 million in fiscal 2024, largely reflecting the impact of the CDM acquisition as well as deployment timing.

Consolidated gross profit was $11.5 million for the fiscal 2025 fourth quarter versus $4.9 million in the prior-year period, and consolidated gross margin was 47.9% versus 44.2% in the fiscal 2024 fourth quarter. Gross margin on hardware revenue was 27.6% in fiscal 2025, as compared to 26.3% in the prior-year period, while gross margin on service amounted to 55.7%, versus 53.9% in the fiscal 2024 fourth quarter, primarily due to improved mix. The Company ended the 2025 fourth quarter with ARR of approximately $20.1 million.

Sales and marketing expenses in the fourth quarter rose to $2.0 million, versus $1.4 million in the prior-year period, while general and administrative (G&A) expenses increased to $8.9 million versus $4.2 million in the fourth quarter of fiscal 2024, reflecting the acquisition of CDM; approximately $1.2 million of G&A expenses were one-time in nature, including legal and accounting consulting fees as well as closing costs related to the transaction.

The Company posted operating income of approximately $0.5 million in the fourth quarter of fiscal 2025 compared to an operating loss of $0.7 million in the fourth quarter of fiscal 2024. CRI reported a net loss of $2.0 million and a net loss attributable to common stockholders of $2.2 million, or $(0.21) per diluted share, in the quarter ended December 31, 2025 versus a net loss of $2.8 million, or $(0.27) per diluted share, in the prior-year period.

Adjusted EBITDA (defined later in this release) was $5.2 million in the fourth quarter of 2025 as compared to $0.5 million in the prior-year period.

Balance Sheet

As of December 31, 2025, the Company had cash on hand of approximately $1.6 million, versus $1.0 million at December 31, 2024. The Company had outstanding debt of approximately $44.0 million versus $13.0 million at the start of the fiscal year, reflecting the acquisition of CDM.

Conference Call Details

The Company will host a conference call to review the results of the fourth quarter of 2025, and provide additional commentary about recent performance, on April 14 at 9:00 am Eastern Time, which will include prepared remarks and materials from management, followed by a live Q&A. The call will be hosted by Rick Mills, Chief Executive Officer, Tamra Koshewa, Chief Financial Officer, and George Sautter, Chief Strategy Officer.

Prior to the call, participants should register at https://bit.ly/CREXearnings2025Q4. Once registered, participants can use the weblink provided in the registration email to participate in the live webcast. An archived edition of the earnings conference call will also be posted on the Company’s website later today and will remain available for one year.

Use of Non-GAAP Measures

Creative Realities, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding “EBITDA” and “Adjusted EBITDA.” CRI defines “EBITDA” as earnings before interest, income taxes, depreciation and amortization of intangibles. CRI defines “Adjusted EBITDA” as EBITDA excluding stock-based compensation, fair value adjustments and both cash and non-cash non-recurring gains and charges. EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, EBITDA and Adjusted EBITDA are used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income/(loss) or to net cash used in operating activities as measures of operating results or liquidity. Our calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance. A reconciliation of GAAP net income/(loss) to EBITDA and Adjusted EBITDA is included in the accompanying financial schedules. For further information, please refer to Creative Realities, Inc.’s filings available online at www.sec.gov, including its Annual Report on Form 10-K for 2024 filed with the Securities and Exchange Commission.

Annualized recurring revenue, or “ARR,” represents the annualized revenue run rate of our subscription (1) software-as-a-service (“SaaS”) contracts, (2) maintenance and support of perpetual license contracts, and (3) content management service contracts at the end of the final calendar month included in a reporting period, assuming these contracts are renewed on their existing terms for customers that are under subscription contracts with us. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base, assuming no cancellations or price changes occur during that period. We believe that ARR is a key operating metric to measure our business because it is driven by our ability to acquire new subscription customers and to maintain and expand our relationship with existing subscription customers. ARR should be viewed independently of revenue and deferred revenue as ARR is a performance metric and is not intended to be combined with any of these items.

For further information, please refer to Creative Realities, Inc.’s filings available online at www.sec.gov, including its Annual Report on Form 10-K for 2024 filed with the Securities and Exchange Commission.

About Creative Realities, Inc.

Creative Realities designs, develops and deploys digital signage-based experiences for enterprise-level networks utilizing its Clarity™, ReflectView™, and iShowroom™ Content Management System (CMS) platforms. The Company is actively providing recurring SaaS and support services across diverse vertical markets, including, but not limited to, retail, automotive, digital out-of-home (DOOH) advertising networks, convenience stores, foodservice/QSR, gaming, theater, and stadium venues. In addition, the Company assists clients in utilizing place-based digital media to achieve business objectives such as increased revenue, enhanced customer experiences, and improved productivity. This includes the design, deployment, and day-to-day management of retail media networks to monetize on-premise foot traffic utilizing its AdLogic™ and CPM+™ programmatic advertising platforms.

Cautionary Note on Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and includes, among other things, discussions of our business strategies, product releases, future operations and capital resources. Words such as "estimates," "projects," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance, conditions or results. They are based on the opinions, estimates and beliefs of management as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors, many of which are outside of our control, that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Some of these risks are discussed in the “Risk Factors” section contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and September 30, 2025, and the Company’s subsequent filings with the U.S. Securities and Exchange Commission. Important factors, among others, that may affect actual results or outcomes include: our ability to integrate the recently acquired business of Cineplex Digital Media Inc. (“CDM”) into our own, maintain or improve the financial performance of CDM’s business and realize anticipated synergies, our strategy for customer retention, growth, product development, market position, financial results and reserves, our ability to execute on our business plan, our ability to retain key personnel, our ability to remain listed on the Nasdaq Capital Market, our ability to realize the revenues included in our future guidance and backlog reports, our ability to satisfy our upcoming debt obligations and other liabilities, the ability of the Company to continue as a going concern, potential litigation, supply chain shortages, and general economic and market conditions impacting demand for our products and services. Readers should not place undue reliance upon any forward-looking statements. We assume no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media:

Christina Davies

cdavies@ideagrove.com

Investor Relations:

Chris Witty

cwitty@darrowir.com

646-438-9385

ir@cri.com

https://investors.cri.com/

CREATIVE REALITIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31,
	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	$1,559	$1,037
Accounts receivable, net	19,219	10,605
Inventories, net	7,420	1,995
Prepaid expenses and other current assets	5,347	859
Total current assets	33,545	14,496

Property and equipment, net	2,937	207
Goodwill	53,266	26,453
Other intangible assets, net	35,906	22,841
Finance lease right-of-use assets	22,658	114
Operating lease right-of-use assets	2,117	787
Other non-current assets	611	312
Total Assets	$151,040	$65,210

LIABILITIES, TEMPORARY EQUITY, AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$16,673	$6,354
Accrued expenses and other current liabilities	3,837	3,164
Deferred revenues	8,115	1,137
Customer deposits	1,823	2,181
Current maturities of operating leases	596	466
Current maturities of finance leases	3,799	46
Short-term debt	4,430	-
Short-term contingent consideration, at fair value	-	12,815
Total Current Liabilities	39,273	26,163

Revolving credit facility	4,940	13,044
Term debt, net of deferred financing costs	34,583	-
Non-current operating lease liabilities	1,673	342
Non-current finance lease liabilities	17,844	68
Deferred tax liabilities	3,541	133
Total Liabilities	101,854	39,750

Series A Redeemable Convertible Preferred stock, $1,000 stated value, 50,000 shares authorized; 30 and 0 shares issued and outstanding as of December 31, 2025 and 2024, respectively Liquidation preference of $30,232 and $0 as of December 31, 2025 and 2024, respectively	27,688	-
Shareholders' Equity:
Common stock, $0.01 par value, 66,666 shares authorized; 10,519 and 10,447 shares issued and outstanding as of December 31, 2025 and 2024, respectively	105	104
Additional paid-in capital	85,300	82,210
Accumulated deficit	(65,130)	(56,854)
Accumulated other comprehensive income	1,223	-
Total Shareholders’ Equity	21,498	25,460
Total Liabilities, Temporary Equity, and Shareholders' Equity	$151,040	$65,210

CREATIVE REALITIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
Sales:
Hardware	$6,597	$3,850	$21,232	$18,259
Services and other	17,324	7,162	36,000	32,595
Total sales	23,921	11,012	57,232	50,854
Cost of sales:
Hardware	4,773	2,839	15,292	13,521
Services and other	7,681	3,303	16,226	13,322
Total cost of sales	12,454	6,142	31,518	26,843
Gross profit	11,467	4,870	25,714	24,011

Operating expenses:
Sales and marketing expenses	2,028	1,360	5,803	6,015
General and administrative expenses	8,982	4,224	23,065	17,058
Loss on impairment of software asset	-	-	5,712	23,073
Total operating expenses	11,010	5,584	34,580	23,073
Operating income (loss)	457	(714)	(8,866)	938

Other (income) expenses:
Interest expense, including amortization of debt discount	1,115	296	2,479	1,775
Loss on change in fair value of contingent consideration	-	2,022	-	1,608
Gain on settlement of contingent consideration	-	-	(4,775)	-
Loss on debt extinguishment	-	-	-	1,059
Loss on debt modification	24	-	24	0
Other expense (income), net	108	(74)	516	(102)
Total other expenses, net	1,247	2,244	(1,756)	4,340

Loss before income taxes	(790)	(2,958)	(7,110)	(3,402)
Income tax benefit (expense)	(1,175)	120	(1,166)	(106)
Net loss	(1,965)	(2,838)	(8,276)	(3,508)
Series A Redeemable Convertible Preferred Stock dividends	(232)	-	(232)	-
Net loss applicable to common stockholders	$(2,197)	$(2,838)	$(8,508)	$(3,508)
Basic (loss) income per common share	(0.21)	(0.27)	$(0.81)	$(0.34)
Diluted (loss) income per common share	(0.21)	(0.27)	$(0.81)	$(0.34)
Weighted average shares outstanding - basic	10,519	10,447	10,495	10,440
Weighted average shares outstanding - diluted	10,519	10,447	10,495	10,440

CREATIVE REALITIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Years Ended December 31,
	2025	2024

Operating Activities:
Net loss	$(8,276)	$(3,508)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	6,491	4,078
Non-cash lease expense	621	254
Amortization of debt discount	27	569
Stock-based compensation	2,283	13
Amortization of deferred financing costs	110	63
Loss on extinguishment of debt	-	1,059
Loss on modification of revolver	24	-
Provision for credit losses	229	13
Impairment of software asset	5,712	-
Provision for inventory reserves	160	(43)
Loss on change in fair value of contingent consideration	-	1,608
Gain on settlement of contingent consideration	(4,775)	-
Deferred income taxes	1,139	61
Changes to operating assets and liabilities, net of acquisitions:
Accounts receivable	(6,056)	1,850
Inventories	(3,846)	615
Prepaid expenses and other current assets	1,699	(194)
Accounts payable	4,357	(1,388)
Accrued expenses and other current liabilities	(6,003)	(395)
Deferred revenue	(549)	5
Customer deposits	(358)	(1,052)
Other assets	(106)	43
Lease liabilities	(633)	(233)
Other non-current liabilities	-	(37)
Net cash (used in) provided by operating activities	(7,750)	3,381

Investing Activities:
Cash paid for acquisition of Cineplex Digital Media (net of cash acquired)	(37,983)	-
Purchases of property and equipment	(306)	(11)
Capitalization of costs for software development	(2,188)	(2,790)
Net cash used in investing activities	(40,477)	(2,801)

Financing Activities:
Proceeds from sale of Series A Redeemable Convertible Preferred Stock	30,000	-
Payment of issuance costs related to Series A Redeemable Convertible Preferred Stock	(2,544)	-
Proceeds from term debt	36,000	-
Repayment of term debts	(490)	(15,147)
Proceeds from borrowings under revolving credit facility	41,712	31,459
Repayment of borrowings under revolving credit facility	(49,817)	(18,415)
Payment of contingent consideration	(3,000)	-
Payment of deferred financing costs	(850)	(306)
Repayment of finance lease obligations	(2,272)	(44)
Net cash provided by (used in) financing activities	48,739	(2,453)

Effect of exchange rate on cash and cash equivalents	10	-
Net increase (decrease) in cash and cash equivalents	522	(1,873)
Cash and cash equivalents, beginning of year	1,037	2,910
Cash and cash equivalents, end of year	$1,559	$1,037

Supplemental non-cash investing and financing activities:

Capitalized software in accounts payable	$30	$67
Series A Redeemable Convertible Preferred Stock dividends	$232	$-
Right-of-use assets obtained in exchange for new operating lease liabilities	$1,509	$-
Issuance of notes payable as partial settlement of contingent consideration	$4,000	$-
Issuance of warrants as partial settlement of contingent consideration	$1,040	$-

Supplemental disclosure information for cash flow
Cash paid during the period for:
Interest	$1,849	$1,195
Operating leases	$520	$-
Income taxes	$56	$52

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(in thousands, unaudited)

Creative Realities, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding “EBITDA” and “Adjusted EBITDA.” CRI defines “EBITDA” as earnings before interest, income taxes, depreciation and amortization of intangibles. CRI defines “Adjusted EBITDA” as EBITDA excluding stock-based compensation, fair value adjustments and both cash and non-cash non-recurring gains and charges.

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered as a substitute for net income (loss), operating income (loss) or any other performance measure derived in accordance with United States generally accepted accounting principles (“GAAP”) or as an alternative to net cash provided by operating activities as a measure of CRI’s profitability or liquidity. CRI’s management believes EBITDA and Adjusted EBITDA are useful financial metrics because they allow external users of CRI’s financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate CRI’s operating performance, compare the results of its operations from period to period and against CRI’s peers without regard to CRI’s financing methods, hedging positions or capital structure and because it highlights trends in CRI’s business that may not otherwise be apparent when relying solely on GAAP measures. CRI also presents EBITDA and Adjusted EBITDA because it believes EBITDA and Adjusted EBITDA are important supplemental measures of its performance that are frequently used by others in evaluating companies in its industry. Because EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income (loss) and may vary among companies, the EBITDA and Adjusted EBITDA CRI presents may not be comparable to similarly titled measures of other companies.

The following table presents a reconciliation of EBITDA and Adjusted EBITDA from net loss, CRI’s most directly comparable financial measure calculated and presented in accordance with GAAP.

		Quarters Ended
	Year Ended	December 31,	September 30,	June 30,	March 31,
Quarters ended	2025	2025	2025	2025	2025
GAAP net (loss) income	$(8,276)	$(1,965)	$(7,862)	$(1,817)	$3,368
Interest expense:
Amortization of debt discount	27	27	-	-	-
Amortization of deferred financing costs	110	33	26	25	26
Interest expense, net	2,342	1,055	504	488	295
Depreciation/amortization:				-
Amortization of intangible assets	4,822	1,350	1,171	1,165	1,136
Depreciation of property and equipment	1,669	1,512	54	52	51
Income tax expense (benefit)	1,166	1,175	(82)	(26)	99
EBITDA	$1,860	$3,187	$(6,189)	$(113)	$4,975
Adjustments
Gain on settlement of contingent consideration	(4,775)	-	-	-	(4,775)
Stock-based compensation	2,283	724	308	1,249	2
Deal & transaction expenses	1,954	1,188	766	-	-
Loss on impairment of software asset	5,712	-	5,712	-	-
Loss on modification of revolver	24	24	-	-	-
Other expense (income)	516	108	144	(1)	265
Adjusted EBITDA	$7,574	$5,231	$741	$1,135	$467